Exhibit 99.2

Strategy Announces Pricing of Offering of

$2.0 Billion of Convertible Senior Notes

TYSONS CORNER, Va., February 20, 2025— Strategy™ (Nasdaq: MSTR) today announced the pricing of its offering of $2.0 billion aggregate principal amount of its 0% convertible senior notes due 2030 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Strategy also granted to the initial purchasers of the notes an option to purchase, for settlement within a period of five business days from, and including, the date on which the notes are first issued, up to an additional $300 million aggregate principal amount of notes. The offering is expected to close on February 21, 2025, subject to satisfaction of customary closing conditions.

The notes will be senior, unsecured obligations of Strategy. The notes will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on March 1, 2030, unless earlier repurchased, redeemed or converted. Before December 3, 2029, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after December 3, 2029, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Strategy will settle conversions by paying or delivering, as applicable, cash, shares of its class A common stock or a combination of cash and shares of its class A common stock, at Strategy’s election. The initial conversion rate is 2.3072 shares of class A common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $433.43 per share of class A common stock. The initial conversion price represents a premium of approximately 35% over the U.S. composite volume weighted average price of Strategy’s class A common stock from 1:30 p.m. through 4:00 p.m. Eastern Standard Time on February 19, 2025, which was $321.0514. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Strategy’s option at any time, and from time to time, on or after March 5, 2027 and on or before the 20th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Strategy’s class A common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special and additional interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Strategy to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special and additional interest, if any, to, but excluding, the applicable repurchase date. Noteholders may require Strategy to repurchase their notes on March 1, 2028, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special and additional interest, if any, to, but excluding, the repurchase date.

Strategy estimates that the net proceeds from the offering will be approximately $1.99 billion (or approximately $2.28 billion if the initial purchasers fully exercise their option to purchase additional notes), after deducting fees and estimated expenses. Strategy intends to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin and for working capital.

The notes will be offered to persons reasonably believed to be qualified institutional buyers and sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act. The offer and sale of the notes and the shares of Strategy’s class A common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and the notes and any such shares may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. Any offer of the notes was made only by means of a private offering memorandum.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the notes, nor shall there be any sale of, the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such state or jurisdiction. There can be no assurances that the offering of the notes will be completed as described herein or at all.

About Strategy

MicroStrategy Incorporated d/b/a Strategy (Nasdaq: MSTR) is the world’s first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted Bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate Bitcoin and advocate for its role as digital capital. Our treasury strategy is designed to provide investors varying degrees of economic exposure to Bitcoin by offering a range of securities, including equity and fixed-income instruments. In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic Bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

Strategy, MicroStrategy, and Intelligence Everywhere are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the estimated net proceeds of the offering, the anticipated use of such net proceeds from the offering and the anticipated closing date. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, the uncertainties related to the satisfaction of closing conditions for the sale of the notes, the other factors discussed in the “Risk Factors” section of Strategy’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2025 and the risks described in other filings that Strategy may make with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Strategy specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Strategy

Shirish Jajodia

Corporate Treasurer

ir@strategy.com